Exhibit 99.2

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

Endo Health Solutions Announces Authorization of $450 Million
Share Repurchase Program

CHADDS FORD, Pa., Aug. 7, 2012 -Endo Health Solutions (Nasdaq: ENDP), announced today that its Board of Directors has authorized the company to repurchase up to $450 million of its common stock through March 2015.

The specific timing and number of shares repurchased will be determined by Endo management, at its discretion, and will vary based on market conditions, securities law limitations and other factors. The repurchases will be made using cash resources, and the program may be suspended or discontinued at any time with prior notice. The stock purchases may be made, from time to time, through a variety of methods including open market purchases, pre-set purchase programs, privately negotiated transactions and accelerated stock buyback agreements.

The company has terminated the existing $750 million stock repurchase program authorized in 2008. The remaining capacity, which as of June 30, 2012 was approximately $175 million, under the 2008 stock repurchase program has been released. As of August 2, 2012, Endo had 116,892,155 shares of common stock outstanding.

About Endo

Endo Health Solutions (Endo) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: AMS, Endo Pharmaceuticals, HealthTronics and Qualitest, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates maximum value for patients, providers and payers alike. Learn more at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "believes," "expects," "anticipates,"

Exhibit 99.2

"intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements.  Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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